Exhibit 99.1
Caris Life Sciences Reports Third Quarter 2025 Financial Results and Increases 2025 Revenue Guidance
Revenue growth of 113% driven by strong performance in molecular profiling services
Raises 2025 revenue guidance to $720 to $730 million, representing year-over-year growth of 75-77%
IRVING, Texas, November 05, 2025— Caris Life Sciences, Inc. (Nasdaq: CAI), a leading, patient centric, next-generation AI TechBio company, today reported financial results for the quarter ended September 30, 2025.
Third Quarter 2025 Financial Highlights
•Reported total revenue of $216.8 million, an increase of 113.4% over the corresponding prior year period.
•Completed 50,763 clinical therapy selection cases, an increase of 18.2% over the corresponding prior year period.
•Reported gross margin of 68.0%, a 2,432 bps improvement over the corresponding prior year period.
•Achieved net income of $24.3 million.
•Reported positive Adjusted EBITDA of $51.2 million.
•Reported positive net cash flow from operating activities of $62.4 million, and positive free cash flow of $55.3 million.
•Raised full-year 2025 revenue guidance to an updated range of $720 to $730 million, representing growth of 75% to 77% year-over-year.
“We delivered another record quarter for revenue and clinical volume, achieving positive net income and demonstrating the operating strength of our comprehensive, patient-first approach,” said David D. Halbert, Founder, Chairman and CEO of Caris Life Sciences. “These results reflect the core strength of our business and our continued progress toward delivering the next generation of personalized solutions through our exciting pipeline in MRD and early detection.”
Recent Operating Highlights
•Surpassed 959,000 total proﬁles and 660,000 total matched proﬁles through September 30, 2025.
◦More than 577,000 Whole Exome and 628,000 Whole Transcriptome proﬁles through September 30, 2025.
•Published study validating optimal sequencing in informing therapy choices for breast cancer subgroups:
◦Comparison of trastuzumab deruxtecan and sacituzumab govitecan in HER2-negative metastatic breast cancer: a large real-world data analysis.
•Published a study validating the analytical and clinical performance of MI Cancer Seek
◦Clinical and analytical validation of MI Cancer Seek®, a companion diagnostic whole exome and whole transcriptome sequencing-based comprehensive molecular profiling assay.

Third Quarter 2025 Summary Financial Results

(amounts in thousands, except case volume, average selling price (“ASP”) and per share data)

	Q3 2025	Q3 2024	% Change Y/Y

Total revenue	$216,833	$101,620	113.4%
Molecular profiling services	207,587	93,803	121.3%
Pharma research & developmental services	9,246	7,817	18.3%

Total clinical case volume	50,763	42,956	18.2%
MI Profile for therapy selection volume	43,226	38,409	12.5%
Caris Assure for therapy selection volume	7,537	4,547	65.8%

Total clinical ASP	$4,089	$2,184	87.2%
MI Profile for therapy selection ASP	4,273	2,241	90.7%
Caris Assure for therapy selection ASP	3,034	1,697	78.8%

Total gross margin	68.0%	43.7%	24.3%
Total operating expenses	$114,863	$105,254	9.1%
Total income (loss) from operations	$32,642	$(60,842)	153.7%
Net income (loss)	$24,325	$(67,729)	135.9%
Net income (loss) per share attributable to common shareholders, basic	$0.09	$(2.59)	103.5%
Net income (loss) per share attributable to common shareholders, diluted	$0.08	$(2.59)	103.1%
Net cash provided by (used in) operating activities	$62,425	$(69,427)	189.9%

Non-GAAP measures(1)
Adjusted EBITDA	$51,167	$(45,587)	212.2%
Free cash flow	$55,330	$(71,255)	177.7%

Consolidated balance sheet data	September 30, 2025	December 31, 2024	Change
Cash, cash equivalents, restricted cash and marketable securities	$759,254	$70,229	$689,025
Total outstanding debt, net of debt discounts	$376,460	$379,528	$(3,068)
________________________________
(1) See “Non-GAAP Measures” below.
Third Quarter 2025 Financial Results
Total revenue was $216.8 million for the three months ended September 30, 2025, compared to $101.6 million for the three months ended September 30, 2024, an increase of $115.2 million, or 113.4%.
The increase in total revenue was driven primarily by an 121.3% growth in molecular profiling services revenue, which was $207.6 million for the three months ended September 30, 2025, compared to $93.8 million for the three months ended September 30, 2024. The increase in molecular profiling services revenue was primarily driven by an increase in total clinical case volume and ASP improvements across therapy selection solutions.

Gross profit, calculated as total revenue less cost of services, for the three months ended September 30, 2025 and 2024, was $147.5 million and $44.4 million, respectively, representing a gross margin of 68.0% and 43.7%, respectively.
Operating expenses were $114.9 million for the three months ended September 30, 2025, compared to $105.3 million for the three months ended September 30, 2024, an increase of $9.6 million, or 9.1%. The increase was primarily driven by increased stock-based compensation expense and headcount-related costs.
Net income was $24.3 million for the three months ended September 30, 2025, as compared to a net loss of $(67.7) million for the three months ended September 30, 2024. Net income per share attributable to common shareholders, basic and diluted was $0.09 and $0.08 per share, respectively, for the three months ended September 30, 2025, as compared to a net loss per share attributable to common shareholders, basic and diluted of $(2.59) and $(2.59), respectively, for the three months ended September 30, 2024.
Net cash provided by operating activities was $62.4 million for the three months ended September 30, 2025, as compared to net cash used in operating activities of $69.4 million for the three months ended September 30, 2024, a 189.9% improvement. The improvement was driven by improved reimbursement from molecular profiling services.
2025 Financial Outlook and Guidance
Caris Life Sciences expects full year 2025 revenue to be in the range of $720.0 million to $730.0 million, representing growth of 75% to 77% compared to full year 2024. Clinical therapy selection volume is expected to be in the growth range of 21% to 22% compared to full year 2024.
Conference Call Information

Event:	Caris Third Quarter 2025 Financial Results Conference Call
Date:	Wednesday, November 5, 2025
Time:	3:30 p.m. CT (4:30 p.m. ET)
Webcast Link:	https://edge.media-server.com/mmc/p/uwjxydsa
Accompanying materials will be posted on our investor relations website at https://investor.carislifesciences.com prior to the conference call. A replay of the conference call will be available on our investor relations website shortly after the conclusion of the call.
About Caris Life Sciences
Caris Life Sciences® (Caris) is a leading, patient-centric, next-generation AI TechBio company and precision medicine pioneer that is actively developing and commercializing innovative solutions to transform healthcare. Through comprehensive molecular profiling (Whole Exome and Whole Transcriptome Sequencing) and the application of advanced AI and machine learning algorithms at scale, Caris has created the large-scale, multimodal clinico-genomic database and computing capability needed to analyze and further unravel the molecular complexity of disease. This convergence of next-generation sequencing, AI and machine learning technologies, and high-performance computing provides a differentiated platform to develop the latest generation of advanced precision medicine diagnostic solutions for early detection, diagnosis, monitoring, therapy selection and drug development.
Caris was founded with a vision to realize the potential of precision medicine in order to improve the human condition. Headquartered in Irving, Texas Caris has offices in Phoenix, New York, Cambridge

(MA), Tokyo, Japan and Basel, Switzerland. Caris or its distributor partners provide services in the U.S. and other international markets.
We intend to use the investor page of our website, https://investor.carislifesciences.com, as a distribution channel of material information about the Company and for complying with our disclosure obligations under Regulation FD. The information we post on our investor webpage may be deemed material. Accordingly, investors should subscribe to our investor alerts, in addition to following our press releases, SEC filings, public conference calls and webcasts.
Forward-Looking Statements
This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. All statements other than statements of historical facts contained in this press release are forward-looking statements, including statements regarding our business, solutions, plans, objectives, goals, industry trends, financial outlook and guidance. In some cases forward-looking statements can be identified by words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “potential,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or similar expressions.
You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in these forward-looking statements are reasonable based on information currently available to us, we cannot guarantee that the future results, discoveries, levels of activity, performance or events and circumstances reflected in forward-looking statements will be achieved or occur. Forward-looking statements involve known and unknown risks and uncertainties, some of which are beyond our control. Risks and uncertainties that could cause our actual results to differ materially from those indicated or implied by the forward-looking statements in this press release include, among other things: developments in the precision medicine industry; our future financial performance, results of operations or other operational results or metrics; development, analytical and clinical validation, timing and performance of future solutions by us and our competitors; commercial market acceptance for our solutions, including acceptance of preventive as well as diagnostic testing paradigms, and our ability to meet resulting demand; the rapidly evolving competitive environment in which we operate; third-party payer reimbursement and coverage decisions related to our solutions; risks related to data management, storage, and processing capabilities and our ability to integrate and deploy artificial intelligence and advanced data analytics technologies; our ability to protect and enhance our intellectual property; regulatory requirements, decisions or approvals (including the timing and conditions thereof) related to our solutions; reliance on third-party suppliers; our compliance with laws and regulations; the outcome of government investigations and litigation; risks related to our indebtedness; and our ability to hire and retain key personnel as well as risks, uncertainties, and other factors described in the section titled “Risk Factors” and elsewhere in our Quarterly Report on Form 10-Q filed on or about November 5, 2025, and in our other filings we make with the SEC from time to time. We undertake no obligation to update any forward-looking statements to reflect changes in events, circumstances or our beliefs after the date of this press release, except as required by law.
Non-GAAP Measures
We use Adjusted EBITDA and free cash flow, financial measures not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), to supplement our condensed consolidated financial statements, which are presented in accordance with GAAP. We believe the non-GAAP financial measures we use, are useful in evaluating our performance and liquidity. Our non-GAAP financial measures have limitations as analytical tools, however, and you should not consider them in isolation or as substitutes for analysis of our results as reported under

GAAP. Other companies, including other companies in our industry, may not use these measures or may calculate these measures differently than as presented herein, limiting their usefulness as comparative measures.
We define Adjusted EBITDA as net loss, adjusted to exclude interest income, interest expense, changes in fair value of financial instruments, other expense, net, the provision for (benefit from) income taxes, depreciation and amortization, and stock-based compensation expense. We use Adjusted EBITDA in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our board of directors concerning our financial performance. We believe Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and board of directors. Adjusted EBITDA provides a useful measure for period-to-period comparisons of our business, as it removes the effect of certain non-cash expenses and certain variable charges.
We define free cash flow as net cash used in operating activities less purchases of property and equipment. We believe free cash flow is a useful measure of liquidity that provides an additional basis for assessing our ability to generate cash. A reconciliation of the non-GAAP financial measures used in this press release to the respective comparable GAAP financial measures, can be found below.
Caris Life Sciences Media:
Corporate Communications
CorpComm@CarisLS.com
214.294.5606
Investor Relations:
InvestorRelations@CarisLS.com
917.689.3511

Caris Life Sciences, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(unaudited)

(amounts in thousands, except share and per share data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Revenue:
Molecular profiling services	$207,587	$93,803	$484,593	$254,692
Pharma research and development services	9,246	7,817	34,554	27,653
Total revenue	216,833	101,620	519,147	282,345
Costs and operating expenses:
Cost of Services - Molecular profiling services	66,980	54,810	193,195	167,134
Cost of Services - Pharma research and development services	2,347	2,398	7,698	7,130
Selling and marketing expense	41,267	36,758	123,355	115,077
General and administrative expense	51,973	40,852	168,458	126,273
Research and development expense	21,624	27,644	69,739	86,807
Total costs and operating expenses	184,191	162,462	562,445	502,421
Income (Loss) from operations	32,642	(60,842)	(43,298)	(220,076)
Other expense, net:
Interest income	7,360	1,744	9,482	6,152
Interest expense	(13,507)	(13,799)	(45,497)	(36,763)
Changes in fair value of financial instruments	(2,081)	5,131	(52,285)	6,067
Other income (expense), net	(89)	37	(18,447)	(323)
Total other expense, net	(8,317)	(6,887)	(106,747)	(24,867)
Income (Loss) before income taxes and provision for income taxes	24,325	(67,729)	(150,045)	(244,943)
Provision for income taxes	—	—	—	—
Net income (loss)	24,325	(67,729)	(150,045)	(244,943)
Other comprehensive income, net of tax:
Unrealized gain on available-for-sale securities	—	—	—	7
Foreign currency translation adjustments	79	(120)	538	(20)
Comprehensive income (loss)	24,404	(67,849)	(149,507)	(244,956)

Net income (loss) attributable to common shareholders:
Net income (loss)	24,325	(67,729)	(150,045)	(244,943)
Deemed dividend from Series D redeemable convertible preferred stock	—	—	(384,436)	—
Adjustments of redeemable convertible preferred stock to redemption value	—	(24,661)	(85,433)	(71,368)
Net income (loss) attributable to common shareholders	$24,325	$(92,390)	$(619,914)	$(316,311)

Net income (loss) per share attributable to common shareholders:
Basic	$0.09	$(2.59)	$(4.83)	$(8.92)
Diluted	$0.08	$(2.59)	$(4.83)	$(8.92)

Weighted-average shares used in computing net income (loss) per share attributable to common shareholders:
Basic	282,099,073	35,643,589	128,447,673	35,442,927
Diluted	297,211,838	35,643,589	128,447,673	35,442,927

Caris Life Sciences, Inc.
Condensed Consolidated Balance Sheets
(unaudited)

(amounts in thousands, except share data)	As of September 30,	As of December 31,
	2025	2024

Assets
Current assets:
Cash, cash equivalents, and restricted cash	$754,739	$65,442
Short-term marketable securities	2,272	2,201
Accounts receivable	26,697	88,244
Supplies	49,303	39,572
Prepaid expenses and other current assets	21,234	20,270
Total current assets	854,245	215,729
Property and equipment, net	63,997	67,817
Goodwill	19,344	19,344
Other assets	46,985	40,844
Total assets	$984,571	$343,734
Liabilities, Redeemable Convertible Preferred Stock, and Shareholders' Equity (Deficit)
Current liabilities:
Accounts payable	$28,999	$27,791
Accrued expenses and other current liabilities	56,867	77,542
Current portion of indebtedness	164	60,090
Total current liabilities	86,030	165,423
Long-term indebtedness, net of debt discounts	376,296	319,438
Warrant liabilities	—	91,642
Other long-term liabilities	43,881	44,418
Total liabilities	506,207	620,921
Commitments and contingencies
Redeemable convertible preferred stock:
Series A preferred stock, par value $0.001: no and 490,000,000 shares authorized as of September 30, 2025 and December 31, 2024; no and 485,795,293 shares issued and outstanding as of September 30, 2025 and December 31, 2024; and $296,335 aggregate liquidation preference as of December 31, 2024	—	709,261
Series B preferred stock, par value $0.001: no and 30,000,000 shares authorized as of September 30, 2025 and December 31, 2024; no and 29,629,630 shares issued and outstanding as of September 30, 2025 and December 31, 2024; and $16,000 aggregate liquidation preference as of December 31, 2024	—	42,963
Series C preferred stock, par value $0.001: no and 142,000,000 shares authorized as of September 30, 2025 and December 31, 2024; no and 116,200,835 shares issued and outstanding as of September 30, 2025 and December 31, 2024; and $408,715 aggregate liquidation preference as of December 31, 2024	—	408,715
Series D preferred stock, par value $0.001: no and 102,600,000 shares authorized as of September 30, 2025 and December 31, 2024; no and 102,516,283 shares issued and outstanding as of September 30, 2025 and December 31, 2024; and $1,060,712 aggregate liquidation preference as of December 31, 2024	—	1,060,712
Redeemable convertible preferred stock	—	2,221,651
Shareholders' equity (deficit):
Preferred stock, $0.001 par value per share; 100,000,000 and no shares authorized as of September 30, 2025 and December 31, 2024, respectively; no shares issued and outstanding as of September 30, 2025 and December 31, 2024	—	—
Common stock $0.001 par value; 2,800,000,000 and 1,150,000,000 shares authorized as of September 30, 2025 and December 31, 2024, respectively; 283,723,897 and 36,686,819 shares issued as of September 30, 2025 and December 31, 2024, respectively; 282,103,259 and 36,504,319 shares outstanding as of September 30, 2025 and December 31, 2024, respectively; shares issued and outstanding include 23,446 and 662,000 unvested shares subject to repurchase as of September 30, 2025 and December 31, 2024, respectively	283	38
Treasury stock at cost, 1,620,638 and 182,500 shares of common stock as of September 30, 2025 and December 31, 2024, respectively	(16,917)	(330)
Additional paid-in capital	3,124,943	—
Related party promissory note receivable	—	(26,456)
Accumulated deficit	(2,630,693)	(2,472,300)
Accumulated other comprehensive income	748	210
Total shareholders' equity (deficit)	478,364	(2,498,838)
Total liabilities, redeemable convertible preferred stock, and shareholders' equity (deficit)	$984,571	$343,734

Caris Life Sciences, Inc.
Condensed Consolidated Statement of Cash Flows
(unaudited)

(amounts in thousands)	Nine Months Ended September 30,
	2025	2024

Cash flows from operating activities
Net loss	$(150,045)	$(244,943)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	18,324	39,847
Stock-based compensation expense	56,639	13,666
Non-cash operating lease expense	4,323	4,224
Amortization of debt discounts	12,163	5,148
Changes in fair value of financial instruments	52,284	(6,068)
Loss on debt extinguishment	17,930	—
Other	788	3,947
Changes in operating assets and liabilities:
Accounts receivable	61,232	(15,009)
Supplies	(11,144)	4,211
Prepaid expenses and other current assets	(4,805)	(2,176)
Other assets	(326)	(158)
Accounts payable	(1,196)	5,054
Accrued expenses and other liabilities	(17,792)	(14,021)
Net cash provided by (used in) operating activities	38,375	(206,278)

Cash flows from investing activities
Maturities of marketable securities	—	61,376
Purchases of property and equipment	(11,170)	(6,154)
Net cash provided by (used in) investing activities	(11,170)	55,222

Cash flows from financing activities
Payments made on finance lease obligations	(67)	(136)
Proceeds from exercise of stock options	3,775	1,258
Payment of taxes withheld from net settlement of exercised options and vested RSUs	(18,218)	—
Payment of deferred offering costs	(7,710)	(1,034)
Proceeds from the 2023 term loan, net of issuance costs	—	199,978
Purchase of treasury stock	(22)	—
Issuance of Series E Preferred Stock, net of issuance costs	87,637	—
Issuance of Series F Preferred Stock, net of issuance costs	33,601	—
Issuance of the 2025 Convertible Notes, net of issuance costs	27,865	—
Issuance of the 2025 Warrants	10,270	—
Payments of 2023 term loan amendment fee	(4,000)	—
Proceeds from initial public offering, net of underwriting discounts and commissions	528,459	—
Net cash provided by financing activities	661,590	200,066

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	159	(3)
Net increase in cash, cash equivalents, and restricted cash	688,954	49,007

Cash, cash equivalents, and restricted cash at beginning of period	68,028	60,007
Cash, cash equivalents, and restricted cash at end of period	$756,982	$109,014

Reconciliation of GAAP Net Loss to Adjusted EBITDA
(unaudited)

(amounts in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Net income (loss)	$24,325	$(67,729)	$(150,045)	$(244,943)
Interest income	(7,360)	(1,744)	(9,482)	(6,152)
Interest expense	13,507	13,799	45,497	36,763
Changes in fair value of financial instruments	2,081	(5,131)	52,285	(6,067)
Other income (expense), net	89	(37)	18,447	323
Provision for income taxes	—	—	—	—
Depreciation and amortization expense	4,870	10,532	18,324	39,847
Stock-based compensation expense	13,655	4,723	56,639	13,666
Adjusted EBITDA	$51,167	$(45,587)	$31,665	$(166,564)

Reconciliation of Net Cash Used in Operating Activities to Free Cash Flow
(unaudited)

(amounts in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Net cash provided by (used in) operating activities	$62,425	$(69,427)	$38,375	$(206,278)
Less: purchases of property and equipment	(7,095)	(1,828)	(11,170)	(6,154)
Free cash flow	$55,330	$(71,255)	$27,205	$(212,432)